Exhibit 5.1

September , 2015

Bicapital Corporation

Federico Boyd Avenue No. 18 and 51st Street

Scotia Plaza, 11th Floor

Panama City, Panama

Re:	Legality – Registration Statement of Bicapital Corporation on Form F-1

Ladies and Gentlemen:

We have acted as Panamanian counsel for Bicapital Corporation (the “Company”), a corporation duly organized and existing under the laws of Panama, in connection with the Company’s registration statement on Form F-1 No. 333-204429, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, relating to initial public offering of common shares of the Company.

For the purposes of giving this opinion we have made such investigations and examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates of public officials and of such other certificates, documents, and records as we have considered necessary or relevant for the purposes of the opinions hereinafter expressed including (i) the certificate of incorporation of the Company, each as amended and/or restated as of the date hereof, (ii) the Registration Statement and all exhibits thereto, and (iii) the minutes and resolutions of the board of directors of the Company authorizing and approving the issuance of the common shares and the Registration Statement.

In giving this opinion, we have assumed with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, notarial, conformed, telecopied or photostatic copies.

We are Panamanian attorneys and express no opinion as to any laws other than the laws of the Republic of Panama in force and as interpreted in the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.

Based upon the forgoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations that we consider relevant, and under the laws of the Republic of Panama, we are of the opinion that the common stock shares to be offered and sold pursuant to the Registration Statement will, when issued and sold, be duly and validly authorized, legally issued, fully paid and non-assessable.

We consent to the disclosure of our opinion contained in the Registration Statement, the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our law firm in the Registration Statement.

Yours Very Truly,

Galindo, Arias & Lopez